Exhibit 10.470

AMENDED AND RESTATED PURCHASE AGREEMENT

Dated as of November 5, 2004

Between

Southlake Venture East, L.P., a Texas limited partnership,
Southlake Venture West, L.P., a Texas limited partnership,
SL Venture West II, L.P., a Texas limited partnership,
Southlake Central Venture, a Texas general partnership, and
SL Central Venture II, L.P., a Texas limited partnership,
collectively, as Sellers

and

Inland Real Estate Acquisitions, Inc.
an Illinois corporation,

as Purchaser

With Respect to

Southlake Town Square

AMENDED AND RESTATED PURCHASE AGREEMENT

This Amended and Restated Purchase Agreement (“Agreement”) is made and entered into this 5th day of November, 2004 (the “Effective Date”), by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation or its designee or designees (“Purchaser”), and SOUTHLAKE VENTURE WEST, L.P., a Texas limited partnership (“SLVW”), SOUTHLAKE VENTURE EAST, L.P., a Texas limited partnership (“SLVE”), SL VENTURE WEST II, L.P., a Texas limited partnership (“SLVWII”), SOUTHLAKE CENTRAL VENTURE, a Texas general partnership (“SLCV”), and SL CENTRAL VENTURE, a Texas general partnership (“SLCVII”).

Introductory Provisions:

The following provisions form the basis for and are a part of this Agreement:

A.                                   SLVE owns certain property described on Exhibit B-l (the “SLVE Property”).

B.                                     SLVW owns certain property described on Exhibit B-2 (the “SLVW Property”).

C.                                     SLVWII owns certain property described on Exhibit B-3 (the “SLVWII Property”).

D.                                    SLCV owns certain property described on Exhibit B-4 (the “SLCV Property”).

E.                                      SLCVII owns certain property described on Exhibit B-5 (the “SLCVII Property”).

F.                                      SLVE desires to sell to Purchaser and Purchaser desires to purchase from SLVE the SLVE Property on the terms and subject to the conditions and other provisions set forth in this Agreement.

G.                                     SLVW desires to sell to Purchaser and Purchaser desires to purchase from SLVW the SLVW Property on the terms and subject to the conditions and other provisions set forth in this Agreement.

H.                                    SLVWII desires to sell to Purchaser and Purchaser desires to purchase from SLVWII the SLVWII Property on the terms and subject to the conditions and other provisions set forth in this Agreement.

I.                                         SLCV desires to sell to Purchaser and Purchaser desires to purchase from SLCV the SLCV Property on the terms and subject to the conditions and other provisions set forth in this Agreement.

J.                                        SLCVII desires to sell to Purchaser and Purchaser desires to purchase from SLCVII the SLCVII Property on the terms and subject to the conditions and other provisions set forth in this Agreement.

K.                                    Purchaser and Sellers have heretofore entered into that certain Purchase Agreement (the “Original Purchase Agreement”) dated as of November 5, 2004 for the purchase and sale of the Properties and such parties desire to amend and restate the Original Purchase Agreement in its entirety on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

The capitalized terms used herein will have the following meanings.

“Accrued Expenses” shall have the meaning set forth in Section 2.6 hereof.

“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person.

“Agreement” shall mean this Amended and Restated Purchase Agreement, together with the exhibits attached hereto and the Disclosure Schedule.

“Approved Title Matters” shall have the meaning set forth in Section 6.2(a) hereof.

“Building 3C” shall mean that certain real property described on Exhibit B-2(a) attached hereto.

“C&S Lease Extension Amendment” shall have the meaning set forth in Section 2.13 hereof.

“Closing” shall mean the closing of the transactions contemplated by this Agreement as provided in Section 2.5 hereof.

“Closing Date” shall mean December 22, 2004.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract” shall mean any written agreement, license, sublicense, promissory note, evidence of indebtedness, guaranty (directly or indirectly) of indebtedness, guarantees and warranties, all construction, architectural, maintenance, operating and service contracts, all equipment leases, or other contract or commitment.

“Deed” shall mean a special warranty deed in form and substance attached hereto as Exhibit A.

“Disclosure Schedule” shall mean the disclosure schedule dated the date hereof furnished by Sellers to Purchaser and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

“Due Diligence Termination Notice” shall have the meaning set forth in Section 2.4 (c) hereof.

“Earnest Money” shall have the meaning set forth in Section 2.3 hereof.

“Environmental Laws” shall mean without limitation (a) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (“RCRA”) (42 U.S.C, § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (“CERCLA”) (42 U.S.C. § 9601 et seq.), the Clean Water Act, as now or hereafter amended (“CWA”) (33 U.S.C. § 1251 et seq.), the Toxic Substances Control Act, as now or hereafter amended (“TSCA”) (15 U.S.C. § 2601 et seq.), the Clean Air Act, as now or hereafter amended (“CAA”) (42 U.S.C. § 7401 et seq.), all regulations promulgated under any of the foregoing, any local, state or foreign law, statute, regulation or ordinance analogous to any of the foregoing, and any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any Hazardous Materials.

“Escrow Agreement” shall have the meaning set forth in Section 2.11 hereof.

“Escrow Funds” shall have the meaning set forth in Section 2.11 hereof.

“Escrow Termination Date” shall have the meaning set forth in Section 2.11 hereof.

“Excluded Rights” shall mean any and all of interests of Sellers to (a) Brownstones at Town Square, L.P. or any property owned by such limited partnership, (b) the TIF Reimbursements (defined below), (c) the TXU/Oncor Reimbursements (defined below), (d) Lot 2, Block 9, Richard Eads Survey Abst. No. 481, located on the west side of North Carroll Avenue as depicted on that certain Plat Revision showing Blocks 1R, 2R1, 3R1, 4R and 5R, Phase I, Southlake Town Square, Southlake, Tarrant County, Texas, being a revision of Blocks 1, 4 and 5, Phase I according to the plat recorded in Cabinet A, Slide 4892, P.R., T.Co., Tx, and Block 3R, Phase I according to the plat recorded in Cabinet A, Slide 6311 and 6312 P.R., T.Co., Tx, August 15, 2001, (c) that certain Landscape and Surface Maintenance Agreement between SLVE and Diamond Shamrock Refining and Marketing Company, filed in the real property records of Tarrant County, Texas on March 28, 2003, and (f) all rights in and to Building 3C.

“Expiring Leases” shall have the meaning set forth in Section 2.11 (a) hereof.

“Governmental Authority” shall mean any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, departmental or otherwise) whether now or hereafter in existence.

“Hazardous Materials” shall mean any substance, product matter, material, waste, solid, liquid, gas, or pollutant, the generation, storage, disposal, handling, recycling, release (or threatened release), treatment, discharge, or emission of which is regulated, prohibited, or limited under any Environmental Law and shall also include, without limitation, (a) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbons, including any additives or other by-products associated therewith, (b) asbestos and asbestos-containing materials in any form, (c) polychlorinated biphenyls, (d) any substance the presence of which on any Property (i) requires reporting or remediation under any Environmental Law; (ii) causes or threatens to cause a nuisance on any Property or poses or threatens to pose a hazard to the health or safety of persons on any Property; or (iii) which, if it emanated or migrated from any Property, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property, (e) radon, (f) urea formaldehyde foam insulation, and (g) underground storage tanks, whether empty, filled or partially filled with any substance.

“Inspection Period” shall have the meaning set forth in Section 2.4(c) hereof.

“IRS” shall mean the United States Internal Revenue Service.

“Law” shall mean all laws, statutes, ordinances, rules, decrees and regulations of the United States of America or any state, commonwealth, city, county, municipality or department thereof, including without limitation the Americans with Disabilities Act.

“Leases” shall mean all leases, subleases, licenses or other agreements for the use or occupancy of all or any part of any Real Property.

“Lien” shall mean any mortgage, pledge, assessment, security interest, Lease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing other than Permitted Exceptions.

“Management Agreement” shall have the meaning set forth in Section 2.13 hereof.

“Manager” shall have the meaning set forth in Section 2.13 hereof.

“Master Lease Escrow” shall have the meaning set forth in Section 2.11 (a) hereof.

“Material Adverse Effect” shall mean any effect that is materially adverse to the validity or enforceability of this Agreement, the ability of either or all of the Sellers or Purchaser, as the case may be, to perform its obligations under this Agreement or the condition of the Properties individually or taken as a whole, or with respect to the condition, operation or value of the Properties (individually or taken as a whole) or the Leases and the cash flow emanating therefrom.

“Monetary Liens” shall have the meaning set forth in Section 6.2(b) hereof.

“Mortgage Liens” shall mean the liens created under the deeds of trust and mortgages more particularly described in the Title Information and securing certain indebtedness as more particularly identified thereon.

“NNN Charges” shall have the meaning set forth in Section 2.6 hereof.

“Parking License Assignment” shall have the meaning set forth in Section 2.5(b)(ix) hereof.

“Permits” shall mean all permits, consents, licenses, certificates, approvals, registrations, and authorizations which are required by any Law for operation of either Property.

“Permitted Exceptions” shall mean the Permitted Liens, together with (i) all of the Approved Title Matters, and (ii) any Purchaser’s Title Objection other than Monetary Liens or those items Sellers agreed to eliminate or modify pursuant hereto that Purchaser has elected to waive its objection with respect thereto.

“Permitted Liens” shall mean with respect to each Property any lien for real property Taxes, assessments, and other governmental charges that are not due and payable.

“Person” shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

“Property” shall mean either the SLVE Property, the SLVW Property, the SLVWII Property, the SLCV Property or the SLCVII Property.

“Property Information” shall have the meaning set forth in Section 2.4(a) hereof.

“Properties” shall mean all of the SLVE Property, the SLVW Property, the SLVWII Property, the SLCV Property and the SLCVII Property.

“Purchase Price” shall have the meaning set forth in Section 2.2 hereof.

“Purchaser” shall have the meaning ascribed to it in the opening paragraph.

“Purchaser Title Objections” shall have the meaning set forth in Section 6.2(a) hereof.

“Release” shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining, or dumping of any Hazardous Material. This term shall be interpreted to include both the present and past tense, as appropriate.

“Sellers” shall mean, collectively, SLVE, SLVW, SLVWII, SLCV and SLCVII.

“Sellers’ Knowledge” shall mean the current actual knowledge of Brian R. Stebbins, Frank L. Bliss and Patricia S. Pickard without any duty of inquiry or investigation.

“Sellers’ Notice” shall have the meaning set forth in Section 6.2(b) hereof.

“Settlement Statement” shall have the meaning set forth in Section 2.5(c)(x) hereof.

“SLVE” shall have the meaning ascribed to it in the Introductory Provisions.

“SLVE Property” shall mean the SLVE Real Property and the SLVE Personal Property.

“SLVE Real Property” shall mean (a) that certain real property legally described on Exhibit B-l attached hereto, consisting of approximately 2.5250 acres of land, and approximately 11,400 square feet of net rentable square feet, and located at 1580 East Southlake Blvd, Southlake, Texas and commonly known as Block 23, together with all of the following, if any: rights, privileges, hereditaments, appurtenances, and easements related thereto, including all rights, rights-of-way, roadways, roadbeds, reversions, strips, gores, and any interests in any alleys, streets, or roads abutting or adjacent thereto, together with all rights of SLVE in and to any other land or out parcels contiguous to or adjoining such real property, (b) all improvements located upon the SLVE Real Property, but expressly excluding any improvements owned by any tenant or other third party, (d) all right, title and interest of SLVE, if any, in and to all shrubs, trees, plants and other landscaping located upon the SLVE Real Property, (e) all right, title and interest of SLVE, if any, in and to all easements, rights of way, and other rights appurtenant to the SLVE Real Property.

“SLVE Personal Property” shall mean all fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by SLVE, located on and used in connection with the SLVE Real Property, but specifically excluding any items of personal property owned or leased by SLVE’s property manager or tenants at the SLVE Real Property and further excluding any items of personal property owned by third parties and leased to SLVE. All intangible property, if any, owned by SLVE and pertaining to the SLVE Real Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans, landscape plans, logos, designs, trade names, trademarks, servicemarks, copyrights and other intellectual property, and specifically the non-exclusive use of the names “Southlake Town Square” and “Town Square” and any other name or names by which the Property is commonly known (the “Town Square Trademarks”), provided that the grant of the right to use the Town Square Trademarks shall be limited to purposes associated with the Property.

“SLVW” shall have the meaning ascribed to it in the Introductory Provisions.

“SLVW Property” shall mean the SLVW Real Property and the SLVW Personal Property.

“SLVW Personal Property” shall mean all fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by SLVW, located on and used in connection with the SLVW Real Property, but specifically excluding any items of personal property owned or leased by SLVW’s property manager or tenants at the SLVW Real Property and further excluding any items of personal property owned by third parties and leased to SLVW. All intangible property, if any, owned by SLVW and pertaining to the SLVW Real Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans, landscape plans, logos, designs, trade names, trademarks, servicemarks, copyrights and other intellectual property, and specifically the non-exclusive use of the Town Square Trademarks, provided that the grant of the right to use the Town Square Trademarks shall be limited to purposes associated with the Property.

“SLVW Real Property” shall mean (a) that certain real property legally described on Exhibit B-2 attached hereto, consisting of approximately 15.9897 acres of land, and approximately 62,657 square feet of net rentable square feet, and located at 140 State Street, 1235 Main Street, 1230 Main Street, 1240 Main Street, 300 Grand Avenue, 1200 Prospect Street, Southlake, Texas and commonly known as Parking Lot, Building 1C, Building 2B, Parking Lot, Parking Lot and Block 10, together with all of the following, if any: rights, privileges, hereditaments, appurtenances, and easements related thereto, including all rights, rights-of-way, roadways, roadbeds, reversions, strips, gores, and any interests in any alleys, streets, or roads abutting or adjacent thereto, together with all rights of SLVW in and to any other land or out parcels contiguous to or adjoining such real property, (b) all improvements located upon the SLVW Real Property, but expressly excluding any improvements owned by any tenant or other third party, (c) all right, title and interest of SLVW, if any, in and to all shrubs, trees, plants and other landscaping located upon the SLVW Real Property, (d) all right, title and interest of SLVW, if any, in and to all easements, rights of way, and other rights appurtenant to the SLVW Real Property. The term “SLVW Real Property” as used hereunder does not, however, include Building 3C.

“SLVWII” shall have the meaning ascribed to it in the Introductory Provisions.

“SLVWII Property” shall mean the SLVWII Real Property and the SLVWII Personal Property.

“SLVWII Personal Property” shall mean all fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by SLVWII, located on and used in connection with the SLVWII Real Property, but specifically excluding any items of personal property owned or leased by SLVWII’s property manager or tenants at the SLVWII Real Property and further excluding any items of personal property owned by third parties and leased to SLVWII. All intangible property, if any, owned by SLVWII and pertaining to the SLVWII Real Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans, landscape plans, logos, designs, trade names, trademarks, servicemarks, copyrights and other intellectual property, and specifically the non-exclusive use of the Town Square Trademarks, provided that the grant of the right to use the Town Square Trademarks shall be limited to purposes associated with the Property.

“SLVWII Real Property” shall mean (a) that certain real property legally described on Exhibit B-3 attached hereto, consisting of approximately 2.0498 acres of land, and approximately 141,499 square feet of net rentable square feet, and located at 180 State Street, 112 State Street, 1256 Main Street and 1200 Main Street, Southlake, Texas and commonly known as Building 1B, Building 1A, Building 2C and Building 2A, together with all of the following, if any: rights, privileges, hereditaments, appurtenances, and easements related thereto, including all rights, rights-of-way, roadways, roadbeds, reversions, strips, gores, and any interests in any alleys, streets, or roads abutting or adjacent thereto, together with all rights of Sellers in and to any other land or out parcels contiguous to or adjoining such real property, (b) all improvements located upon the SLVWII Real Property, but expressly excluding any improvements owned by any tenant or other third party, (c) all right, title and interest of SLVWII, if any, in and to all shrubs, trees, plants and other landscaping located upon the

SLVWII Real Property, (d) all right, title and interest of SLVWII, if any, in and to all easements, rights of way, and other rights appurtenant to the SLVWII Real Property.

“SLCV” shall have the meaning ascribed to it in the Introductory Provisions.

“SLCV Property” shall mean the SLCV Real Property and the SLCV Personal Property.

“SLCV Personal Property” shall mean all fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by SLCV, located on and used in connection with the SLCV Real Property, but specifically excluding any items of personal property owned or leased by SLCV’s property manager or tenants at the SLCV Real Property and further excluding any items of personal property owned by third parties and leased to SLCV. All intangible property, if any, owned by SLCV and pertaining to the SLCV Real Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans, landscape plans, logos, designs, trade names, trademarks, servicemarks, copyrights and other intellectual property, and specifically the non-exclusive use of the Town Square Trademarks, provided that the grant of the right to use the Town Square Trademarks shall be limited to purposes associated with the Property.

“SLCV Real Property” shall mean (a) that certain real property legally described on Exhibit B-4 attached hereto, consisting of approximately 8.9198 acres of land, and approximately 70,212 square feet of net rentable square feet, and located at 1450 Main Street, 1440 Main Street, 1430 E. Southlake Blvd., 141 Grand Avenue, 1431 Main Street, Southlake, Texas and commonly known as Building 4B, Parking Lot, Building 5G, Parking Lot and Building 5C, together with all of the following, if any: rights, privileges, hereditaments, appurtenances, and easements related thereto, including all rights, rights-of-way, roadways, roadbeds, reversions, strips, gores, and any interests in any alleys, streets, or roads abutting or adjacent thereto, together with all rights of Sellers in and to any other land or out parcels contiguous to or adjoining such real property, (b) all improvements located upon the SLCV Real Property, but expressly excluding any improvements owned by any tenant or other third party, (c) all right, title and interest of SLCV, if any, in and to all shrubs, trees, plants and other landscaping located upon the SLCV Real Property, (d) all right, title and interest of SLCV, if any, in and to all easements, rights of way, and other rights appurtenant to the SLCV Real Property.

“SLCVII Property” shall mean the SLCVII Real Property and the SLCVII Personal Property.

“SLCVII Personal Property” shall mean all fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by SLCVII, located on and used in connection with the SLCVII Real Property, but specifically excluding any items of personal property owned or leased by SLCVII’s property manager or tenants at the SLCVII Real Property and further excluding any items of personal property owned by third parties and leased to SLCVII. All intangible property, if any, owned by SLCVII and pertaining to the SLCVII Real Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans, landscape plans, logos, designs, trade names, trademarks, servicemarks, copyrights and other intellectual property, and specifically the non-exclusive use of the Town Square Trademarks, provided that the grant of the right to use the Town Square Trademarks shall be limited to purposes associated with the Property.

“SLCVII Real Property” shall mean (a) that certain real property legally described on Exhibit B-5 attached hereto, consisting of approximately 1.4598 acres of land, and approximately 118,526 square feet of net rentable square feet, and located at 1422 Main Street, 181 Grand Avenue and 115 Grand Avenue, Southlake, Texas and commonly known as Building 4C, Building 5B and Building 5A, together with all of the following, if any: rights, privileges, hereditaments, appurtenances, and easements related thereto, including all rights, rights-of-way, roadways, roadbeds, reversions, strips, gores, and any interests in any alleys, streets, or roads abutting or adjacent thereto, together with all rights of Sellers in and to any other land or out parcels contiguous to or adjoining such real property, (b) all improvements located upon the SLCVII Real Property, but expressly excluding any improvements owned by any tenant or other third party, (c) all right, title and interest of SLCVII, if any, in and to all shrubs, trees, plants and other landscaping located upon the SLCVII Real Property, (d) all right, title and interest of SLCVII, if any, in and to all easements, rights of way, and other rights appurtenant to the SLCVII Real Property.

“SLCVII” shall have the meaning ascribed to it in the Introductory Provisions.

“Survey” shall have the meaning set forth in Section 6.l(b) hereof.

“Survival Period” shall have the meaning set forth in Section 3.1(v) hereof.

“Taxes” shall mean all taxes, charges, fees, levies, guaranty fund assessments or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government; and such term shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

“Tax Returns” shall mean any report, return, or other information required by Law to be filed by the Sellers.

“TIF Reimbursements” shall mean Tax Increment Finance Payments obligated to be made by the City of Southlake Ordinance No. 682 “Reinvestment Zone No. One, City of Southlake to Sellers to reimburse Sellers for certain Public Improvements constructed on or near Block 23.

“Title Approval Period” shall have the meaning set forth in Section 6.2(a) hereof.

“Title Commitment” shall have the meaning set forth in Section 6.1(a) hereof.

“Title Information” shall mean those matters set forth in Section 3.1(1) of the Disclosure Schedule.

“TXU/Oncor Reimbursements” shall mean that certain reimbursement or incentive payment owing from TXU and/or Oncor to one or more of the Sellers for improvements constructed by one or more of the Sellers on one or more of the Properties.

“Vacancy Escrow” shall have the meaning ascribed to it in Section 2.11(b).

Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (d) the terms “ARTICLE” or “Section” refer to the specified ARTICLE or Section of this Agreement; (e) the term “party” means, on the one hand, Purchaser and, on the other hand, Sellers; (f) the phrase “in the ordinary course of business and consistent with past practice” refers to the business, operations, affairs, and practice of Sellers which operations and practice are consistent with the prudent operations and practices of Persons engaged in the ownership and operation of real properties similar to the Properties; and (g) all references to “dollars” or “$” refer to currency of the United States of America.

ARTICLE II
SALE OF INTERESTS; PURCHASE PRICE; EARNEST MONEY;
DUE DILIGENCE AND CLOSING

2.1                                 Purchase and Sale of Properties. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement, Sellers agree to sell their respective Properties less the Excluded Rights to Purchaser and Purchaser agrees to purchase all of the Properties less the Excluded Rights from the respective Sellers at the Closing.

2.2                                 Purchase Price. The purchase price for the Properties is One Hundred Twenty-Four Million Six Hundred Forty-Seven Thousand Eight Hundred Forty-Six and No/100 Dollars ($124,647,846.00) (the “Purchase Price”), a portion of which shall be payable in immediately available cash to Sellers by Purchaser at the Closing in accordance with the allocation set forth on Exhibit C attached hereto, and a portion of which shall be payable to Seller in accordance with the provisions of Section 2.12 of this Agreement.

2.3                                 Refundable Earnest Money.

(a)                                  Deposit and Investment. Purchaser shall deposit with Chicago Title Insurance Company (“Escrow Agent”), 171 N. Clark Street, Chicago, Illinois, Attention: Nancy Castro, the sum of Two Million and No/100 Dollars ($1,800,000.00) to be held by Escrow Agent in government insured interest-bearing accounts at a national bank in Dallas County, Texas (together with all interest thereon, the “Earnest Money”) simultaneously with the execution of this Agreement. Such account shall have no penalty for early withdrawal. The Escrow Agent shall be authorized, at Purchaser’s option, to invest the Earnest Money in such manner as Purchaser may direct; provided, however, that the Escrow Agent shall invest the Earnest Money only in such manner as will allow the Escrow Agent to disburse the Earnest Money upon seven (7) days notice.

(b)                                 Form; Failure to Deposit. The Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Sellers may terminate this Agreement by written notice to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

(c)                                  Disposition; Break-Up Fee.

(i)                                     Provided that Purchaser receives the items listed on Exhibit D attached hereto and made a part hereof, in accordance with the time frames set forth herein, Purchaser shall have until 5:00 p.m., Dallas, Texas time on Friday, November 5, 2004 to review and approve those items. Following such date, unless Purchaser has elected on or before such date to terminate this Agreement by delivering a Due Diligence Termination Notice in the manner set forth in Section 2.4(c) below, Five Hundred Thousand and No/100 Dollars ($500,000.00) of the Earnest Money shall become nonrefundable and shall be payable to Sellers as a “Break-Up Fee” if Purchaser thereafter terminates this Agreement during the Inspection Period solely as a result of the items listed on Exhibit D or any finding or evaluation contained therein. Notwithstanding the foregoing, if Purchaser terminates this Agreement on or before the expiration of the Inspection Period for any reason other than as a result of the items listed on Exhibit D or the findings or evaluations contained therein, all of the Earnest Money, including but not limited to the Break-Up Fee, shall be returned to Purchaser without further direction from Sellers.

(ii)                                  Unless Purchaser delivers a Due Diligence Termination Notice as provided in Section 2.4(c) below, upon the expiration of the Inspection Period, all of the Earnest Money shall be non-refundable, unless the conditions to Purchaser’s obligation to close set forth in Article IV of this Agreement are not satisfied, or Sellers (or any of them) defaults with respect to any provision of this Agreement, in which case the Earnest Money shall be returned to Purchaser on the tenth business day following receipt of written notice from Purchaser to Escrow Agent and Sellers of termination of this Agreement pursuant to Article IV hereof, unless Sellers notify Escrow Agent that Sellers dispute the right of Purchaser to receive the Earnest Money prior to such tenth business day following receipt of Purchaser’s written notice. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys’ fees and costs and Escrow Agent’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution. If Purchaser delivers a Due Diligence

Termination Notice pursuant to Section 2.4(c), then any portion of Earnest Money that has not been deemed non-refundable hereunder shall be immediately returned to Purchaser by Escrow Agent and any installment of Earnest Money that has been deemed non-refundable hereunder shall be delivered to Sellers. If the conditions to Purchaser’s obligation to close in Article IV are satisfied, the Earnest Money shall be at Purchaser’s option applied as a credit to the Purchase Price at the Closing or, if Purchaser elects to deposit the full Purchase Price with Escrow Agent, returned to Purchaser. If Purchaser fails to consummate the transactions contemplated by this Agreement, the Earnest Money shall be immediately delivered to Sellers, upon written notice from Sellers to Escrow Agent.

2.4                                 Due Diligence.

(a)                                  Due Diligence Material. Sellers shall deliver to Purchaser the information listed on Exhibit D-l attached hereto and made a part hereof (the “Property Information”) within five business days following the Effective Date.

(b)                                 Physical Due Diligence. Commencing on the Effective Date and continuing until the expiration of the Inspection Period (defined below), Purchaser shall have reasonable access to the Properties at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Sellers one full business days’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Sellers’ prior written consent (which consent may be given, withheld or conditioned in Sellers’ sole discretion), and (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Sellers evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of commercial general liability insurance and workers compensation insurance for its activities on the Properties in terms and amounts reasonably satisfactory to Sellers covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name Sellers as additional insureds thereunder. Purchaser or Purchaser’s representatives may meet with any tenant if and only if accompanied by a representative of Sellers; provided, further, that Purchaser shall not discuss the transaction contemplated by this Agreement with such tenants and Purchaser must contact Sellers at least one full business day in advance by telephone to inform Sellers of Purchaser’s intended meeting. Purchaser or Purchaser’s representatives may meet with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Sellers at least one full business days in advance by telephone to inform Sellers of Purchaser’s intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Purchaser or its counsel is permitted to make written requests to the municipal authorities for the purpose of verifying the compliance of the Properties with applicable zoning requirements and ordinances, compliance with building codes and compliance with parking requirements, and to respond, make verbal comments or inquiries related thereto, including but not limited to inquiries to determine the appropriate officials to direct written inquiries to.

(c)                                  Due Diligence/Termination Right. Purchaser shall have until 5:00 p.m., Dallas, Texas time on Friday, November 19, 2004 (the “Inspection Period”) in which to (a) examine, inspect, and investigate the Property Information and the Property and, in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (b) obtain all necessary internal approvals, and (c) satisfy all other contingencies of Purchaser. If, for any reason whatsoever, or no reason at all, Purchaser, in its sole and absolute discretion, is not satisfied with any of the foregoing at any time on or before the expiration of the Inspection Period (hereinafter defined), then Purchaser may elect at its option, to terminate this Agreement by delivering notice of termination to Sellers (the “Due Diligence Termination Notice”) prior to the expiration of the Inspection Period, in which event the Earnest Money shall be distributed pursuant to and subject to Section 2.3(c), and thereafter neither Sellers nor Purchaser shall have any further obligations or rights under this Agreement except those that specifically survive a termination as provided in this Agreement.

(d)                                 No Representation or Warranty by Sellers. Purchaser acknowledges that, except as expressly set forth in this Agreement, Sellers have not made and do not make any warranty or representation regarding the truth, accuracy or completeness of the Property Information or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Information were prepared by third parties other than Sellers. Sellers expressly disclaim any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Information, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon the express representations and warranties set forth herein and its own investigation with respect to the Property, including, without limitation, the Properties’ physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Sellers have not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Information and are providing the Property Information solely as an accommodation to Purchaser.

(c)                                  Purchaser’s Agreement to Indemnify. Purchaser hereby agrees to indemnify, defend and hold Sellers harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of (i) Purchaser’s inspections or tests permitted under this Agreement or (ii) Purchaser’s failure to comply with the provisions of Section 2.4(b); provided, however, the indemnity shall not extend to protect the Sellers from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s actions do not aggravate any preexisting liability of the Sellers and then only to the extent of such aggravation. Purchaser’s obligations under this Section 2.4(e) shall survive the termination of this Agreement and shall survive the Closing for a period of one year.

2.5                                 Closing.

(a)                                  The Closing will take place at the offices of Escrow Agent at 10:00 a.m., local time on the Closing Date.

(b)                                 At the Closing, Purchaser will deliver to Escrow Agent:

(i)                                     the Purchase Price minus $6,398,316.00, representing the Earnout portion of the Purchase Price, plus or minus prorations with Escrow Agent in cash by wire transfer of immediately available funds;

(ii)                                  an Escrow Agreement (defined below);

(iii)                               Settlement Statement (defined below);

(iv)                              the Management Agreement (defined below);

(v)                                 the C&S Lease Extension Amendment;

(vi)                              all other documents reasonably determined by Purchaser, Sellers and Title Company to be necessary to transfer the Property to Purchaser or as otherwise required to be delivered by Purchaser under the terms of this Agreement;

(vii)                           an Assignment and Assumption of Leases (the “Assignment and Assumption of Leases”) assigning all of Sellers’ interests in the Leases in the form attached hereto as Exhibit K;

(viii)        a Bill of Sale (the “Bill of Sale, Assignment and Assumption of Contracts”) with respect to the SLVE Personal Property, the SLVW Personal Property, the SLVWII Personal Property, the SLCV Personal Property, the SLCVII Personal Property and of Service Contracts and Warranties assigning the Contracts, including but not limited to all warranties, to Purchaser in the form attached hereto as Exhibit L; and

(ix)           an Assignment and Assumption of License Agreement with respect to Sellers’ interest in that certain Irrevocable License and Parking, Management and Use Agreement dated August 26, 2003 with the City of Southlake, Texas in recordable form reasonably acceptable to Purchaser and Sellers (the “Parking License Assignment”);

(c)                                  At the Closing, each of the Sellers will deliver to Escrow Agent:

(i)                                     a Deed for each Property owned by the respective Sellers duly executed by such Seller;

(ii)                                  an Escrow Agreement;

(iii)          Certificates of Sellers certifying that all of the representations and warranties of Sellers are true and correct in all material respects as of the Closing Date;

(iv)                              a Certified Rent Roll;

(v)                                 The Audit Letter attached hereto as Exhibit H;

(vi)                              A TLTA Owner’s Policy of Title Insurance issued by Title Company naming Purchaser as insured, in the amount of the Purchase Price, Insuring that Purchaser owns good and indefeasible fee simple title to the Real Property providing for full extended coverage and containing the Special Title Endorsements (the “Title Policy”), subject only to the Permitted Encumbrances;

(vii)                           A duly executed affidavit of Sellers certifying that Sellers are not a “foreign person,” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and in any applicable state laws for the state in which the Property is located;

(viii)        Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Sellers by applicable state and local law in connection herewith, including any certifications required in connection therewith;

(ix)           The original of all Leases and Contracts in Sellers’ possession;

(x)                                   Four (4) copies of a closing settlement statement between Sellers and Purchaser, duly executed by Sellers, setting forth the prorations and adjustments to the Purchase Price in accordance with this Agreement; it being agreed that such settlement shall be mutually approved by Sellers and Purchaser at least 48 hours prior to Closing (the “Settlement Statement”);

(xi)           REA Estoppel letters in form and substance reasonably satisfactory to Purchaser with respect to any reciprocal easement and operating agreement;

(xii)          All other documents reasonably determined by Purchaser, Sellers and Title Company to be necessary to transfer the Properties to Purchaser or as otherwise required to be delivered by Purchaser under the terms of this Agreement;

(xiii)         Copies of notices terminating and canceling any and all Contracts not assumed by Purchaser at Closing, including in particular any management contracts and/or brokerage listing and leasing agreements;

(xiv)        All records and filed (or certified copies thereof) relating to the operation and maintenance of the Properties;

(xv)         To the extent in Sellers’ possession or control, plans and specifications, engineering plans and studies, and other similar documents relating to the Properties.

(xvi)        All keys to the Properties in Sellers’ possession, subject to any rights of Sellers’ occupancy that survive the Closing;

(xvii)       The Management Agreement;

(xviii)      The C&S Lease Extension Amendment;

(xix)         The Assignment and Assumption of Leases;

(xx)          The Bill of Sale, Assignment and Assumption of Contracts; and

(xxi)         The Parking License Assignment.

2.6                                 Adjustments as of the Closing Date. Accrued Rental income and all other accrued income relating to the Properties, real and personal property ad valorem taxes, insurance premiums (if and to the extent that policies are continued for periods subsequent to the Closing Date), utility charges, common area maintenance charges and operating charges pursuant to any reciprocal easement agreements or similar agreements, and other operating expenses of each Property, shall be prorated to the Closing Date, based upon actual days involved. Sellers shall be responsible for all real and personal property taxes payable by any Seller for any period prior to and including the Closing Date. Sellers and Purchaser acknowledge that tenants have made estimated payments for such tenants’ proportionate share of taxes, insurance, common area maintenance and other charges (“NNN Charges”) that are reimbursable to the landlord under such tenant leases. Purchaser and Manager (as defined in Section 2.13 hereof) shall make a final reconciliation of 2004 NNN Charges on or before April 30, 2005. Sellers shall be entitled to any amounts collected from tenants in 2005 and attributable to periods on or before the Closing Date, and shall be liable for any amounts due to tenants and attributable to periods on or before the Closing Date. Purchaser shall be entitled to any amounts collected from tenants in 2005 and attributable to periods after the Closing Date, and shall be liable for any amounts due to tenants and attributable to periods after the Closing Date. All accrued charges pursuant to Contracts and utility charges (whether or not service is continued by Purchaser) for periods prior to and including the Closing Date shall be determined as of the Closing Date and paid by Sellers (“Accrued Expenses”). Any of such Accrued Expenses for periods prior to and including the Closing Date which have not been paid and are not reflected on the closing statement prepared by Sellers and Purchaser as of the Closing Date shall be paid by the Sellers prior to delinquency (subject to Sellers’ right to contest same). SLVE shall also receive any and all income or payments related to (a) TIF Reimbursements, and (b) TXU/Oncor Reimbursements. Purchaser shall make a good-faith attempt to collect delinquent rents the same for Sellers’ benefit after the

Closing and after first applying any such rental payments so received to rents and late charges and the costs of collection thereof in each case accruing after the Closing Date, the remainder of such collections, if any, shall be remitted to Sellers promptly upon receipt by Purchaser or Sellers after Closing (up to the amount of such delinquent rents); provided, however, that nothing contained herein shall be construed to require Purchaser to institute any suit or collection procedure to collect such delinquent rents. Purchaser need not attempt to collect rents that are more than ninety days delinquent and the foregoing obligation of Purchaser to remit any amounts in respect thereof to Sellers shall also terminate ninety days after the Closing Date, except as to recovery of 2004 NNN Charges, which shall terminate on December 31, 2005. To the extent that the actual amount of all such charges, expenses and income referred to in this section are unavailable on the Closing Date, the foregoing prorations shall be based on estimates using the most recently available statement for each such item to be prorated (provided that, if the actual amount of real and personal property ad valorem taxes and special assessments for the present tax year are not available, the proration shall be based upon the taxes for the previous tax year) and, if after the Closing Date the actual amount of any such closing proration that was based on an estimate is determined to be more or less than the amount adjusted for at Closing, the parties shall promptly (but no later than the date which is the first anniversary of the Closing Date) adjust such proration.

2.7                                 Security Deposits. All security deposits and any prepayment of rental or other sums attributable to any period beyond the Closing Date, collected (and, except to the extent previously returned to tenants whether presently held) by the Sellers under the terms of any Leases shall be retained by the Sellers at Closing.

2.8                                 Title and Survey Costs. Sellers shall pay and incur the costs for the Survey and the premium for the Owner’s Policy (exclusive of endorsements), all transfer taxes, and their own attorneys’ fees. Purchaser shall pay the premium for all endorsements to the Title Policy, including the Survey Endorsement, and its own attorneys’ fees, provided that Sellers shall pay the premium for any endorsements which Sellers elect, in Sellers’ sole discretion, to provide in order to satisfy any of Purchaser’s Title Objections pursuant to Section 6.2(b).

2.9                                 Mortgage Liens. At Closing, Sellers shall cause the Mortgage Liens to be released at or prior to Closing, with Sellers having the right to apply the Purchase Price or a portion thereof for such purpose.

2.10                           “Free Rent” Credit. At Closing, Purchaser shall receive a credit to the Purchase Price in the amount equal to all unreimbursed costs due to tenants of the Properties for tenant improvements or abated rent in lieu of reimbursement for tenant improvement costs as well as all leasing commissions due brokers under the Leases all of which Sellers represent and warrant are identified in Exhibit E hereto to the extent due or existing as of the Closing Date.

2.11                           Escrow. At Closing, Escrow Agent shall withhold a portion of the Purchase Price in the amount of $1,303,121.00 (together with any interest thereon, the “Escrow Funds”) to be held in escrow pursuant to an escrow agreement in form reasonably acceptable to Sellers, Purchaser and Escrow Agent (the “Escrow Agreement”), and to be disbursed to Sellers or Purchaser pursuant to the Escrow Agreement as provided below.

(a)                                  Master Lease Escrow. $1,051,926.00 (“Master Lease Escrow”) of the Escrow Funds shall be escrowed on account of leases expiring on or before October 31, 2005, in the amounts and for the locations set forth on Exhibit F-l hereto (the “Expiring Leases”). Sellers, through the Manager (defined below), shall have the continuing right until October 31, 2006 to renew Expiring Leases or to replace each tenant to the Expiring Leases for a new lease term of not less than one (1) year, and to receive from the Master Lease Escrow an amount equal to the value assigned to each such Expiring Lease location. Tenant improvement costs, leasing commissions and, on a monthly basis, up to but not in excess of the first twelve (12) months of base rent and expense reimbursements following termination of lease which is not renewed, and other costs incurred by Sellers and/or the Manager in renewing or reletting each such Expiring Lease location shall be the sole cost and expense of Sellers. Following the termination of any Expiring Lease or the renewal of any Expiring Lease upon financial terms less advantageous than the Expiring Lease, Purchaser shall be entitled to withdraw on a monthly basis (for a period of time not to exceed twelve (12) months with respect to each such Expiring Lease) from the Master Lease Escrow an amount equal to (x) the amount of the base rent and expense reimbursements with respect to any Expiring Lease not renewed and (y) the amount (if any) by which the base rent and expense reimbursements for any Expiring Lease exceed the same for any renewal thereof. Sellers shall provide Purchaser with originals of any amendments of Leases or new Leases negotiated by Sellers, which shall be executed by Purchaser provided that such amendments or new Leases are on the minimum terms set forth on Exhibit F-l.

Sellers shall be entitled to receive the balance of the Master Lease Escrow applicable to any Expiring Lease upon the occurrence of a leasing event (the “Leasing Event”) with respect to such Expiring Lease (net of funds drawn to pay lease costs as described above) remaining in the Master Lease Escrow on a lease by lease basis. For the purposes hereof, a Leasing Event shall have occurred when (1) the existing tenant shall have renewed its lease or otherwise extended its total occupancy on the minimum terms and conditions set forth herein and in Exhibit F-l; (2) if the existing tenant has vacated, then Sellers shall have entered into a binding lease with a replacement tenant on the minimum terms and conditions set forth herein and in Exhibit F-l, which tenant shall have (3) taken occupancy of the total premises and accepted the premises as delivered by Sellers (and Sellers shall have completed any punchlist items remaining to be completed); (4) tenant is in occupancy and open for business; (5) tenant has made the first payment of rent due under the lease; and (6) a Certificate of Occupancy shall have been issued.

(b)                                 Vacancy Escrow. $251,195.00 (“Vacancy Escrow”) of the Escrow Funds shall be escrowed on account of vacant space, in the amounts and for the locations set forth on Exhibit F-2 hereto (the “Vacant Space”). Sellers, through the Manager (defined below), shall have the continuing right until October 31, 2006 to lease each Vacant Space on the minimum terms set forth on Exhibit F-2, and to receive from the Vacancy Escrow an amount equal to the value assigned to each lease of such Vacant Space location pursuant to the formula set forth below. Tenant improvement costs, leasing commissions and other costs incurred by Sellers and/or the Manager in renewing or reletting each such Vacant Space location shall be the sole cost and expense of Sellers. Upon the execution of a lease with respect to any Vacant Space, Sellers shall have the right to draw on funds deposited in the Vacancy Escrow for tenant improvements and commissions in connection with the lease-up of such space in amounts not to exceed $15.00 per square foot for tenant improvements and $3.00 per square foot for leasing commissions with respect to Vacant Space never leased before, and not to exceed $5.00 per square foot for tenant improvements and $3.00 per square foot for space previously leased; provided further, that with regards to vacant space that is never leased, the balance of funds remaining for tenant improvements and commissions shall remain with Purchaser. The foregoing amounts represent the limits on the amounts by which Sellers may draw on funds deposited in the Vacancy Escrow but Sellers shall have the right (but Sellers shall not have an obligation) to expend amounts in excess of such amounts. Sellers shall provide Purchaser with originals of any new Leases negotiated by Sellers, which shall be executed by Purchaser provided that such Leases are on the minimum terms set forth on Exhibit F-2 and on a lease form previously approved by Purchaser.

If at 5:00 p.m., Dallas, Texas time on April 30, 2006 (the “Escrow Termination Date”), any amount of the Escrow Funds remain (subject to offset for amounts, if any, for which Sellers have previously qualified, as evidenced by a written notice accompanied by such additional items as may be necessary under the Escrow Agreement to verify Sellers’ right to draw from the Escrow Funds), then such remainder shall be released to Purchaser on the first business day after the Escrow Termination Date without further instruction or authorization necessary (and the remaining amount, if any, due to Sellers under the Escrow Agreement shall be disbursed to Sellers promptly upon Escrow Agent’s review and confirmation of Sellers’ notice claiming such funds). Upon full disbursement of the Escrow Funds, the Escrow Agreement shall terminate and shall be of no further force or effect. Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, in no event will Sellers’ obligations under the Escrow Agreement exceed the amount of the Escrow Funds.

2.12                           Earnout. Within thirty (30) days after Purchaser’s receipt of written notice from Sellers that a Leasing Event has occurred with respect to any portion of the Vacant Space, Purchaser shall pay the applicable Seller (in immediately available funds) an amount (the “Earnout Payment”) equal to the quotient obtained by dividing the product of (x) annual base rent sent forth in such lease (less the amount, if any, by which the pass-through amount paid by the tenant is less than 100% of such tenant’s proportionate share) multiplied by the total square footage of leasing space demised by such lease, by (y) the base rent divider of 6.8875; provided however, that in no event (i) shall the aggregate amount of the Earnout Payments made exceed $6,398,316.00 and (ii) shall Purchaser be obligated to make any Earnout Payment after November 30, 2006 regardless of the aggregate amounts of Earnout Payments paid to Seller on or before such date. The provisions of this Section 2.12 shall survive the Closing.

Purchaser and Sellers hereby acknowledge and agree that certain of the space within Building 3C (i) constitutes space for which a Leasing Event could occur as provided on Exhibit F-1, (ii) is subject to one or more Expiring Leases as provided on Exhibit F-1, and (iii) constitutes Vacant Space hereunder as provided on Exhibit F-2. SLVW may, in its sole discretion and from time to time, designate an Affiliate of SLVW to which any payments or distributions under Sections 2.11 and 2.12 hereof (including, without limitation, any Earnout Payment) may be made.

2.13                           Management Agreement; C&S Lease Extension Amendment. Contemporaneously with Closing, (a) Purchaser shall enter into a new sub-management agreement for the on-site property management of the Properties with Cooper & Stebbins, L.P. (the “Manager”) in form reasonably acceptable to Purchaser and Manager (the “Management Agreement”), on the following terms and conditions: (1) the term shall expire not earlier than October 31, 2007, (2) Manager will provide customary on-site management functions and staff, (3) Purchaser shall reimburse Manager for all expenses incurred in providing such management functions, provided such expenses are incurred in accordance with a budget approved by Purchaser, (4) Purchaser will provide all accounting services to the Purchaser and will collect all management fee income on behalf of the Purchaser, and (5) Manager’s duties shall be progressively transitioned over to Purchaser beginning on October 31, 2006, and (b) Purchaser shall cause the SLVWII Partnership to enter into an amendment to the existing lease agreement with Manager in form reasonably acceptable to Purchaser and Manager (the “C&S Lease Extension Amendment”), on the following terms and conditions: (i) the lease term shall expire contemporaneously with the Management Agreement, and (ii) Manager, as tenant thereunder, shall have the right to terminate such lease upon 30 days prior written notice in the event that the Management Agreement terminates for any reason prior to the expiration date thereof. The terms of this Section 2.13 shall survive the Closing. Notwithstanding the foregoing, Manager shall be required to agree to subordinate the sub-management agreement to the loan documents of any lender and agree that such lender may terminate the sub-management agreement in the event of a default under such lender’s loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of Sellers. Sellers, individually and collectively as set forth below, represent and warrant to Purchaser as of the date of this Agreement and as of the Closing Date that;

(a)                                  Authority of Sellers. Each of the Sellers represents and warrants that the execution and delivery of this Agreement by such Sellers and each other agreement, instrument, certificate and document to be executed by such Sellers hereunder and the performance by such Sellers of its obligations under this Agreement have been duly and validly authorized by all necessary action on the part of such Sellers. Each of the Sellers represents and warrants that this Agreement constitutes a legal, valid, and binding obligation of such Sellers and is enforceable against such Sellers in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

(b)                                 No Conflicts or Violations. Each of the Sellers hereby represents and warrants that the execution and delivery of this Agreement by each of the Sellers does not, and the performance by each of the Sellers of such Sellers’ obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any term or provision of any Law or any writ, judgment, decree, or injunction applicable to such Sellers, except such violations that do not have a Material Adverse Effect on the Properties; (ii) conflict with or result in a violation or breach of any of the provisions of the governing documents of such Sellers, except such conflicts, violations, or breaches that do not have a Material Adverse Effect on the Properties; or (iii) conflict with or result in a violation or breach of any Contract to which such Sellers is a party, except such conflicts, violations, or breaches that do not have a Material Adverse Effect on such Sellers.

(c)                                  Not a Foreign Person. Each of the Sellers represents and warrants that it is not a “foreign person” but is a “United States person” as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and §§1445 and 7701 of the Code; that is to say, each such Sellers represents that it is a citizen or a resident of the United States, a domestic partnership, a domestic corporation, or an estate or trust which is not a foreign estate or foreign trust within the meaning of § 7701(a)(31) of the Code.

(d)                                 No Condemnation. SLVE, SLVW, SLVWII, SLCV and SLCVII represent and warrant, respectively, that to Sellers’ Knowledge, there is no pending condemnation proceeding affecting the SLVE Property, SLVW Property, SLVWII Property, SLCV Property or the SLCVII Property, respectively, or any portion thereof. Neither SLVE, SLVW, SLVWII, SLCV nor SLCVII has received any written notice of any such proceeding with respect to the SLVE Property, SLVW Property, SLVWII Property, SLCV Property or SLCVII Property, respectively, and neither SLVE, SLVW, SLVWII, SLCV nor SLCV have received any written notice or has any knowledge that any such proceeding is contemplated with respect to the SLVE Property, SLVW Property, SLVWII Property, SLCV Property or the SLCVII Property, respectively.

(e)                                  No Litigation. SLVE, SLVW, SLVWII, SLCV and SLCVII represent and warrant that except as shown on Section 3.1 (e) to the Disclosure Schedule, there is no action, suit, proceeding, arbitration, unsatisfied order or judgment, governmental investigation or claim pending or threatened (and to Sellers’ Knowledge there are no claims, situations or facts or circumstances which could be reasonably believed to give rise to any of the foregoing) against or affecting the SLVE Property, SLVW Property, SLVWII Property, SLCV Property and the SLCVII Property, respectively, or any portion thereof.

(f)                                    No Other Contracts. SLVE, SLVW, SLVWII, SLCV and SLCVII, respectively, represent and warrant that except for the Permitted Exceptions and as shown on Section 3.1(f) of the Disclosure Schedule, there are no Contracts relating to the SLVE Property, SLVW Property, SLVWII Property, SLCV Property or SLCVII Property, respectively, or any portion thereof.

(g)                                 Brokers. SLVE, SLVW, SLVWII, SLCV and SLCVII, respectively, represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchaser, without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchaser for a finder’s fee, brokerage commission, or similar payment, except for Holiday Fenoglio Fowler, L.P.

(h)                                 Consents. SLVE, SLVW, SLVWII, SLCV and SLCVII, respectively, represent and warrant that no consent, license, approval, order, permit or authorization of any Governmental Agency is required to be obtained or made and no consent of any other third party, is required to be obtained by Sellers in connection with the execution, delivery and performance of this Agreement and any of the transactions contemplated hereby.

(i)                                     The SLVE Real Property consists of approximately 2.5250 acres of land, and approximately 11,400 square feet of net rentable square feet, and located at 1580 East Southlake Blvd, Southlake, Texas and commonly known as Block 23 and SLVE has good and indefeasible title to the SLVE Real Property, subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey would show, together with the Permitted Encumbrances;

(j)                                     The SLVW Real Property consists of approximately 15.9897 acres of land, and approximately 62,657 square feet of net rentable square feet, and located at 140 State Street, 1235 Main Street, 1230 Main Street, 1240 Main Street, 300 Grand Avenue, 1200 Prospect Street, Southlake, Texas and commonly known as Parking Lot, Building 1C, Building 2B, Parking Lot, Parking Lot and Block 10 and SLVW has good and indefeasible title to the SLVW Real Property, subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey would show, together with the Permitted Encumbrances;

(k)                                  The SLVWII Real Property consists of approximately 2.0498 acres of land, and approximately 141,499 square feet of net rentable square feet, and located at 180 State Street, 112 State Street, 1256 Main Street and 1200 Main Street, Southlake, Texas and commonly known as Building 1B, Building 1A, Building 2C and Building 2A and SLVWII has good and indefeasible title to the SLVWII Real Property, subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey would show, together with the Permitted Encumbrances;

(l)                                     The SLCV Real Property consists of approximately 8.9198 acres of land, and approximately 70,212 square feet of net rentable square feet, and located at 1450 Main Street, 1440 Main Street, 1430 E. Southlake Blvd., 141 Grand Avenue, 1431 Main Street, Southlake, Texas and commonly known as Building 4B, Parking Lot, Building 5G, Parking Lot and Building 5C and SLCV has good and indefeasible title to the SLCV Real Property, subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey would show, together with the Permitted Encumbrances;

(m)                               The SLCVII Real Property consists of approximately 1.4598 acres of land, and approximately 118,526 square feet of net rentable square feet, and located at 1422 Main Street, 181 Grand Avenue and 115 Grand Avenue, Southlake, Texas and commonly known as Building 4C, Building 5B and Building 5A and SLCVII has good and indefeasible title to the SLCVII Real Property, subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey would show, together with the Permitted Encumbrances;

(n)                                 Section 3.1(n) of the Disclosure Schedule sets forth all of the existing warranties applicable to the Properties.

(o)                                 Sellers have not been served with process or other written notice of any litigation or proceeding pending or, to Sellers’ Knowledge, threatened against the Property, including but not limited to condemnation or eminent domain.

(p)                                 All income and expense statements delivered to Purchaser with respect to the Property are true, correct and complete in all material respects.

(q)                                 Sellers have not received written notice of violations at or by the Properties of zoning, building, subdivision, fire, air pollution, business occupancy or Environmental Requirements, rules or regulations relating to the Properties or of other governmental action affecting the Properties that have not been cured except as set forth in Section 3.1(q) of the Disclosure Schedule.

(r)                                    Sellers have not received written notice from any federal, state, county or municipal authority as to the existence of any Hazardous Materials at the Properties.

(s)                                  The rent roll attached hereto as part of the Disclosure Schedule contains a complete list of all leases affecting the Properties and the copies of such Leases provided to Purchaser are complete and correct in all material respects. Except as otherwise disclosed to Purchaser in the Property Information, in any tenant estoppel certificate, the rent roll attached to the Disclosure Schedule, the Leases are in full force and effect and to Seller’s Knowledge there is no monetary default (other than with respect to the payment of basic rent not more than 20 days past due) nor any material non-monetary default under any of the Leases.

(t)                                    There are no other Contracts other than the Contracts affecting the Properties or the operation thereof as set forth in the Disclosure Schedule attached hereto, and the copies of such Contracts provided to Purchaser are complete and correct and to Seller’s knowledge, Seller is not in default thereunder.

(u)                                 Sellers own all of the landlords’ interest in the Leases and the property owners’ interest in the Contracts and the personal property. Seller’s interest in the Contracts, Leases, and personal property is free and clear of all encumbrances, and has not been assigned to any other person, except for collateral assignments to lenders which will be released at Closing

(v)                                 Sellers’ representations and warranties set forth in this Agreement shall survive the Closing for a period of one (1) year (the “Survival Period”). As a condition precedent to Purchaser’s obligation to close the purchase and sale transaction contemplated in this Agreement, Sellers’ representations and warranties contained herein must remain and be true and correct in all material respects as of the Closing Date. Purchaser shall have the right to bring an action against the Sellers on the breach of a representation or warranty hereunder, but only upon the condition that Purchaser first learns of the breach after Closing and gives written notice of such breach to the Sellers before the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date. Sellers shall have no liability after Closing for the breach of a representation or warranty hereunder of which Purchaser had knowledge as of Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, as of the Closing Date. Purchaser agrees that any liability of Sellers to Purchaser will be limited to $5,400,000.00. The provisions of this Section shall survive the Closing.

3.2                                 Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Sellers as of the date hereof and as of the Closing Date as follows:

(a)                                  Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Illinois and has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b)                                 Authority. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement constitutes a legal, valid, and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors, rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

(c)                                  No Conflicts or Violations. The execution and delivery of this Agreement by Purchaser do not, and the performance by Purchaser of Purchaser’s obligations under this Agreement will not:

(i)                                     violate any term or provision of any applicable Law or any writ, judgment, decree, or injunction applicable to Purchaser, except such violations that do not have a Material Adverse Effect;

(ii)                                  conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of Purchaser, except such conflicts, violations, or breaches that do not have a Material Adverse Effect; or

(iii)                               conflict with or result in a violation or breach of any Contract to which Purchaser is a party, except such conflicts, violations, or breaches that do not have a Material Adverse Effect.

(d)                                 Litigation. There is no action, suit, or proceeding pending, or (to the knowledge of Purchaser) threatened, against Purchaser, at Law or in equity, in, before, or by any person or entity that, if adversely determined, would have a Material Adverse Effect.

(e)                                  Purchase for Investment. The Properties will be acquired by Purchaser or its assignee for its own account for the purpose of investment and not for the purpose or with the intent of a distribution or other sale and disposition thereof. Purchaser shall not transfer or otherwise dispose of any of the Properties, or any interest therein, in such manner as to violate any provisions of the Securities Act of 1933, as amended, or of any securities Laws of any state or other jurisdiction regulating the disposition thereof. This Section 3.2(e) shall survive the Closing.

(f)                                    Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers and its Affiliates, without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers or its Affiliates for a finder’s fee, brokerage commission, or similar payment, except for Holliday Fenoglio Fowler, L.P., whose commission shall be paid by Sellers pursuant to a separate written agreement.

(g)                                 No Third-Party Financing. Purchaser will not rely on third-party equity to be raised or any third-party financing. Sellers will not provide, and Purchaser will not require, any documentation in the form of subordination, non-disturbance and attornment agreements running to the benefit of any third-party lender.

3.3                                 Disclaimer: Release; Indemnity.

(a)                                  Disclaimers By Sellers. Except as expressly set forth in this Agreement, it is understood and agreed that Sellers and Sellers’ agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Properties, including, but not limited to, warranties, representations or guaranties as to (a) matters of title, (b) environmental matters relating to the Properties or any portions thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Properties, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Properties or any portions thereof are affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Properties or any portions thereof may be subject, (i) the availability of any utilities to the Properties or any portions thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Properties or any portions thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Properties or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Properties or any parts thereof, (m) the condition or use of the Properties or compliance of the Properties with any or all past, present or future federal, state or local Laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Properties, (p) the potential for further development of the Properties, (q) the merchantability of the Properties or fitness of the Properties for any particular purpose, (r) the truth, accuracy or completeness of the Property Information, (s) tax consequences, or (t) any other matter or thing with respect to the Properties.

(b)                                 Sale “As Is, Where Is”. Subject to the terms and provisions hereof and except as otherwise provided herein, Purchaser acknowledges and agrees that upon Closing, Purchaser shall accept the Properties conveyed “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Sellers and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Sellers have not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Properties or relating thereto (including specifically, without limitation, Property Information packages distributed with respect to the Properties) made or furnished by Sellers, or any property manager, real estate broker, agent or third party representing or purporting to represent Sellers, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser’s consultants and shall make an independent verification of the accuracy of any documents and information provided by Sellers. Purchaser will conduct such inspections and investigations of the Properties as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Sellers have afforded Purchaser a full opportunity to conduct such investigations of the Properties as Purchaser deemed necessary to satisfy itself as to the condition of the Properties and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Properties, and will rely solely upon same and not upon any information provided by or on behalf of Sellers or their agents or employees with respect thereto, other than such representations, warranties and covenants of Sellers as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser hereby represents and warrants to Sellers that: (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b) Purchaser is purchasing the Properties for business, commercial, investment or other similar purpose and not for use as Purchaser’s residence. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Sellers.

(c)                                  Sellers Released from Liability. Purchaser acknowledges that it will have the opportunity to inspect the Properties during the Inspection Period, and during such period, observe the physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Properties and adjacent areas as Purchaser deems necessary, and except as otherwise provided herein Purchaser hereby FOREVER RELEASES AND DISCHARGES Sellers from all responsibility and liability, including without limitation, liabilities under any Environmental Laws, regarding the condition, valuation, salability or utility of the Properties, or their suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property, current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Properties). Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, any Environmental Laws) concerning the physical characteristics and any existing conditions of the Properties. Purchaser further hereby assumes the risk of changes in applicable Laws relating to past, present and future environmental conditions on the Properties and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

(d)                                 Survival. The terms and conditions of this Section 3.3 shall expressly survive the Closing and not merge with the provisions of any Closing documents. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Sellers would not have agreed to consummate this transaction for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE IV
CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser):

4.1                                 Representations and Warranties. The representations and warranties made by Sellers in this Agreement and the disclosures of Sellers in the Disclosure Schedule and all other schedules and exhibits attached hereto shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations, warranties and disclosures were made on and as of the Closing Date.

4.2                                 Performance. Sellers shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Sellers at or before the Closing Date.

4.3                                 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or Governmental Authority, or otherwise, restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

4.4                                 No Proceeding or Litigation. There shall not be instituted, pending, or (to the Knowledge of Purchaser or Sellers) threatened, any action, suit, investigation, or other proceeding in, before, or by any court or Governmental Authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

4.5                                 Sellers’ Closing Deliveries. Sellers shall have delivered to Purchaser on or before the Closing all of the deliveries required under this Agreement.

4.6                                 Tenant Estoppel Certificates. Sellers shall have delivered tenant estoppel certificates substantially in the form of Exhibit G hereto (or, if a tenant’s Lease specifies or contemplates another form of tenant estoppel certificate, then such other specified or contemplated form) executed by 75% of the retail tenants and 75% of the office tenants occupying improvements located on the Properties which estoppels must include estoppels from 75% of the tenants (the “Major Tenants”) listed on Exhibit G-l attached hereto, with the balance thereof delivered within sixty (60) days of Closing. Sellers shall not be obligated to expend any funds in connection with obtaining any such tenant estoppel certificates, and the failure of Sellers to obtain any such tenant estoppel certificates shall not be a breach or default hereunder. If Sellers are unable to deliver the tenant estoppel certificates referred to in this Section 4.6, then Purchaser’s sole remedies and recourses shall be limited to either (a) waiving the requirement for the tenant estoppel certificate(s) in question and proceeding to Closing without reduction of the Purchase Price or (b) terminating this Agreement by immediate notification to Sellers and receiving the immediate return of all of the Earnest Money including, but not limited to, any portion that may have been designated as the Breakup Fee.

4.7                                 Title Policy. The title company shall be prepared to issue the Owner’s Policy.

4.8                                 Grand Avenue Agreement. SLTS Grand Avenue, L.P. and Purchaser shall have executed an agreement regarding the purchase of the parcels of land described on Exhibit I, and there shall be no default of either party thereunder.

4.9                                 Ground Leases. Simultaneously with the Closing, Purchaser and SLTS Grand Avenue, L.P. shall have executed ground leases with respect to certain parcels of land described on Exhibit J upon terms mutually acceptable to Purchaser and SLTS Grand Avenue, L.P., in their sole and absolute discretion.

4.10                           Sellers’ Representations and Warranties. All of Sellers’ representations and warranties shall be true and accurate in all material respects as of the Closing Date.

In the event that any of the foregoing conditions precedent are not met or fulfilled on the Closing Date and so long as Purchaser is not in default hereunder, Purchaser may (a) terminate this Agreement and receive the immediate return of all of the Earnest Money including, but not limited to, any portion that may have been designated as the Breakup Fee, or (b) elect to close notwithstanding the non-satisfaction of such condition, in which event Purchaser shall be deemed to have waived any such condition. In the event Purchaser elects to close, notwithstanding the non-satisfaction of such condition, Purchaser shall be deemed to have waived said condition, and there shall be no liability on the part of Sellers therefor.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF SELLERS

The obligations of Sellers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers):

5.1                                 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

5.2                                 Performance. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Purchaser at or before the Closing Date.

5.3                                 No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or Governmental Authority, or otherwise, restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

5.4                                 No Proceeding or Litigation. There shall not be instituted, pending, or (to the Knowledge of Purchaser or Sellers) threatened, any action, suit, investigation, or other proceeding in, before, or by any court or Governmental Authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

5.5                                 Purchaser’s Closing Deliveries. Purchaser shall have delivered to Sellers on or before Closing all of the deliveries required under this Agreement.

5.6                                 Grand Avenue Agreement. SLTS Grand Avenue, L.P. and Purchaser shall have executed an agreement regarding the purchase of the parcels of land described on Exhibit I, and there shall be no default of either party thereunder.

5.7                                 Ground Leases. Simultaneously with the Closing, Purchaser and SLTS Grand Avenue, L.P. shall have executed ground leases with respect to certain parcels of land described on Exhibit J upon terms mutually acceptable to Purchaser and SLTS Grand Avenue, L.P., in their sole and absolute discretion.

In the event that any of the foregoing conditions precedent are not met or fulfilled on the Closing Date and so long as Sellers are not in default hereunder, Sellers may (a) terminate this Agreement and receive the immediate delivery of all of the Earnest Money including, but not limited to, any portion that may have been designated as the Breakup Fee, or (b) elect to close notwithstanding the non-satisfaction of such condition, in which event Sellers shall be deemed to have waived any such condition. In the event Sellers elect to close, notwithstanding the non-satisfaction of such condition, Sellers shall be deemed to have waived said condition, and there shall be no liability on the part of Purchaser therefor.

ARTICLE VI
TITLE AND SURVEY

6.1                                 Delivery of Title Commitment and Survey. Within five (5) days of the Effective Date, Sellers shall deliver to Purchaser the following items:

(a)                                  Title Commitment. The Title Commitment (as hereinafter defined), together with legible copies of any and all title exception documents referenced therein. The “Title Commitment” shall mean a commitment or commitments for one or more TLTA Owner’s Title Insurance Policy (Form B) for the Real Property issued by the Chicago Title Insurance Company in the full amount of the Purchase Price, covering title to the Real Property on or after the date hereof, showing Purchaser as owner of the Real Property in fee simple, and providing for full extended coverage over all general title exceptions contained in such policies and containing the following special endorsements to the extent available (collectively, the “Special Title Endorsements”), owner’s comprehensive, access, survey (legal description equivalency), contiguity (if applicable), encroachment (if applicable), non-imputation, and deletion of the arbitration provision and creditors’ rights provision. The Owner’s Policy described herein together with the Special Endorsements is referred to herein as the Title Policy.

(b)                                 Survey. An ALTA ACSM Title Survey of the Real Property prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established by the American Land Title Association and the American Congress on Surveying and Mapping in 1999, that meets the accuracy requirements of an Urban Survey, as defined therein, and includes items 1, 3, 4, 6, 7 (a, b and c), 8-11 and 13-16 of Table A thereof (the “Survey”).

6.2                                 Title and Survey Objections.

(a)                                  In the event (i) the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Real Property that is unacceptable to Purchaser, or (ii) any exceptions appear in the Title Commitment that are unacceptable to Purchaser, Purchaser shall notify Sellers in writing of such facts (“Purchaser’s Title Objections”) not later than 5:00 p.m. Central Time upon the date which is the later of November 5, 2004 or five (5) business days after the date Purchaser has received delivery of both the Survey and Title Commitment (the “Title Approval Period”), but in no event later than the expiration of the Inspection Period.  Upon the expiration of the Title Approval Period, except for Purchaser’s Title Objections, Monetary Liens (as hereafter defined), and any other matters arising subsequent to the date of the Survey and Title Commitment, Purchaser shall be deemed to have accepted the Survey, the Title Commitment and all matters shown or addressed therein, including, without limitation, any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect thereto (collectively, the “Approved Title Matters”).

(b)                                 Notwithstanding anything to the contrary contained herein, except for any Monetary Liens and any matters created by Sellers after the date of the Title Commitment, Sellers shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or modify any of Purchaser’s Title Objections; provided, however, Sellers, at their sole option, may attempt to eliminate or modify all or a portion of Purchaser’s Title Objections to Purchaser’s reasonable satisfaction prior to the Closing Date. In the event Sellers are unable or unwilling to attempt to eliminate or modify all of Purchaser’s Title Objections to the reasonable satisfaction of Purchaser, Sellers shall provide written notice thereof to Purchaser within five (5) business days of its receipt of Purchaser’s Title Objections (“Sellers’ Notice”). Purchaser may thereafter elect to close notwithstanding Purchaser’s Title Objections (in which case Sellers shall have no liability to eliminate or modify, and Purchaser shall take the Property subject to the Purchaser’s Title Objections) or Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering notice thereof in writing to Sellers, in which event neither party shall have any obligation hereunder other than the Surviving Obligations and Purchaser shall be entitled to return all of the Earnest Money, including any portion thereof that may have been designated as the Breakup Fee. Sellers shall cause all mortgages, deeds of trust and monetary liens (including liens for delinquent taxes, mechanics’ liens and judgment liens) affecting the Property and all indebtedness secured thereby (the “Monetary Liens”) to be satisfied, released and discharged of record on or prior to the Closing Date.

ARTICLE VII
MISCELLANEOUS

7.1                                 Notices. Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express or (d) e-mail as follows:

(a)	If to Purchaser:

Inland Real Estate Acquisitions, Inc. 1700 Alma Road Plano, Texas 75075 Attn: Matthew Tice Telephone: (972) 442-6770 Facsimile: (972) 429-9017 E-Mail: tice@inlandgroup.com

The Inland Real Estate Group, Inc 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Dennis K. Holland, Esq. Telephone: (630) 218-8000 Facsimile: (630) 218-4900 E-Mail: dholland@inlandgroup.com

(b)	If to Sellers:

Southlake Venture East, L.P. Southlake Venture West, L.P. SL Venture West II, L.P. Southlake Central Venture SL Central Venture II, L.P.

c/o Cooper & Stebbins, L.P.
1256 Main Street, Suite 240
Southlake, Texas 76092
Attention: Frank S. Bliss
Telephone: (817) 329-8400
Facsimile: (817) 251-8717
E-Mail: fbliss@southlaketownsquare.com

with a copy to:
Winstead Sechrest & Minick P.C. 5400 Renaissance Tower 1201 Elm Street Dallas, Texas 75270 Attention: John Nolan, Esq. Telephone: (214) 745-5217 Facsimile: (214) 745-5390 E-mail: jnolan@winstcad.com

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 8.1 will (A) if delivered personally be deemed given when delivered or if by overnight express, be deemed given the day after deposited with an overnight carrier; (B) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by e-mail when sent. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

7.2                                 Entire Agreement. Except for documents executed by Sellers and Purchaser pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

7.3                                 Expenses. Except as otherwise expressly provided in this Agreement, each of Sellers and Purchaser will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

7.4                                 Public Announcement. Neither party hereto shall make any public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of the other party; however, either party may disclose the terms and conditions of this Agreement if required by Law or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by such party of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure. Notwithstanding the foregoing, Purchaser may make any and all SEC filings deemed appropriate by Purchaser.

7.5                                 Further Assurance. Sellers and Purchaser agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations, and affairs of Sellers. Without limiting the generality of the foregoing, (a) Sellers will provide, and will cause its respective Affiliates to provide, representatives of Purchaser reasonable access to all books and records of Sellers and their Affiliates reasonably requested by Purchaser in the preparation of any post-Closing financial statements, reports, Tax Returns, or Tax filings of Sellers; (b) Purchaser will provide, representatives of Sellers reasonable access to all pre-Closing books and records of Sellers reasonably requested by Sellers in the preparation of any post-Closing financial statements, reports, Tax Returns, or Tax filings of Sellers; and (c) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof.

7.6                                 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

7.7                                 Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of Sellers and Purchaser.

7.8                                 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

7.9                                 No Third Party Beneficiary. Except as otherwise set forth herein, the terms and provisions of this Agreement are intended solely for the benefit of Sellers, Purchaser, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

7.10                           Governing Law. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas (without regard to the principles of conflicts of Law) applicable to a Contract executed and performable in such state.

7.11                           Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

7.12                           Limited Assignment. Neither this Agreement nor any right or obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement on or before the fifth day prior to the Closing Date to an Affiliate of Purchaser, any Affiliate of The Inland Real Estate Group, Inc., or any Affiliate of Inland Western Retail Real Estate Trust, Inc.; provided, however, that Purchaser shall remain liable for all obligations of Purchaser under this Agreement. Purchaser may assign this Agreement and its rights hereunder to any affiliate,

7.13                           Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Sellers and Purchaser will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may then be legal, valid and enforceable under applicable Law.

7.14                           Confidentiality. Sellers and Purchaser have entered into the Confidentiality Agreement dated September 22, 2004, attached hereto and incorporated herein.

7.15                           Condemnation. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (a) terminate this Agreement and receive a full refund of all of the Earnest Money, including any amount designated as a Breakup Fee, or (b) consummate the Closing, in which latter event all of the Sellers’ assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

7.16                           Casually. Except as otherwise provided in this Agreement, Sellers assume all risks and liability for damage to or injury occurring to the Properties by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Properties, or any part thereof, suffers any damage in excess of $2,000,000.00 or in any amount that would allow any of the Major Tenants to abate rent or terminate their lease prior to the Closing from fire or other casualty which Sellers, at their sole option, does not elect to repair, Purchaser may either at or prior to Closing (a) terminate this Agreement and receive a full refund of the Earnest Money, or (b) consummate the Closing, in which latter event all of Sellers’ right, title and interest in and to the proceeds of any insurance covering such damage to the extent the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at the Closing and Purchaser shall receive a credit for the deductible. If the Property, or any part thereof, suffers any damage equal to or less than $2,000,000.00 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Sellers’ deductible under its insurance policy and there shall be no reduction in the Purchase Price.

7.17                           Maintenance and Contracts. From the Effective Date of this Agreement until the Closing or earlier termination of this Agreement:

(a)                                  Sellers shall operate and maintain the Properties in the ordinary course of business consistent with the manner in which it has heretofore been operated and maintained. Sellers shall maintain property and casualty insurance on the Properties in the same amounts and for the same coverage as it has heretofore maintained for the Property.

(b)                                 Sellers will perform all the Sellers’ respective material obligations under the Contracts. Sellers will not, without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed), modify, enter into, or renew any Contract.

7.18                           Leasing. From the Effective Date of this Agreement through the expiration of the Inspection Period, Sellers will not, without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed), modify, enter into, or renew any Leases. Purchaser’s failure to respond in writing within four (4) business days of Sellers’ request for consent shall be deemed an approval of Sellers’ request, provided that at the time of any request for approval, if there remain less than four (4) business days prior to the expiration of the Inspection Period, the Inspection Period shall be extended to give Purchaser at least four (4) business days to respond. Subsequent to the expiration of the Inspection Period, Sellers shall not modify, enter into, or renew any leases except upon the express written consent of Purchaser which may be granted or withheld in Purchaser’s sole and absolute discretion.

7.19                           1031 Exchange. Sellers intend that the transactions contemplated herein possibly qualify for an Internal Revenue Service Code Section 1031 exchange (“1031 Exchange”) and

Purchaser will, at no cost to Purchaser, cooperate with and make commercially reasonable efforts to facilitate the use by Sellers of a “Qualified Intermediary” to hold the net proceeds from the transactions contemplated hereunder which are to be disbursed to Sellers at the Closing for the purpose of obtaining like-kind exchange treatment under a 1031 Exchange; provided, however, that (i) the Property shall be directly conveyed by the Sellers to Purchaser at Closing, (ii) such qualification will not unreasonably delay the time and date of the Closing and (iii) Purchaser will not bear any additional expenses, fees or costs in connection with such qualification. Purchaser is agreeing to so cooperate as an accommodation to Seller and Purchaser does not warrant, represent or guarantee any fact to Sellers related to such 1031 Exchange treatment or the process to be used by Sellers in their attempt to obtain such treatment.

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SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, this Agreement has been duly executed as of the dates set forth below, by the duly authorized representatives of Sellers and Purchaser.

SELLERS:

SOUTHLAKE VENTURE WEST L.P.,
a Texas limited partnership,

By:	RIALTO SOUTHLAKE WEST, L.P., a Texas limited partnership, General Partner

	By:	CS SOUTHLAKE, L.L.C., a Texas limited liability company, General Partner

		By:	/s/ Brian R. Stebbins
Brian R. Stebbins,
Managing Member

Date of Signature:

SOUTHLAKE VENTURE EAST L.P.,
a Texas limited partnership,

By:	RIALTO SOUTHLAKE EAST, L.P., a Texas limited partnership, General Partner

	By:	CS SOUTHLAKE, L.L.C., a Texas limited liability company, General Partner

		By:	/s/ Brian R. Stebbins
Brian R. Stebbins,
Managing Member

Date of Signature:

SL VENTURE WEST II, L.P., a Texas limited partnership

By:	SL VENTURE WEST, LLC, a Texas limited liability company, its General Partner

	By:	SOUTHLAKE VENTURE WEST, L.P., a Texas limited partnership, its Managing Member

		By:	RIALTO SOUTHLAKE WEST, L.P., a Texas limited partnership, its General Partner

			By:	CS SOUTHLAKE, LLC, a Texas limited liability company, its General Partner

			By:	/s/ Brian R. Stebbins
Brian R. Stebbins
Its Managing Member

SOUTHLAKE CENTRAL VENTURE,
a Texas joint venture,

By:	SOUTHLAKE VENTURE EAST L.P., a Texas limited partnership, Its Authorized Joint Venturer

	By:	RIALTO SOUTHLAKE EAST, L.P., a Texas limited partnership, Its Authorized General Partner

		By:	CS SOUTHLAKE, LLC, a Texas limited liability company Its Authorized General Partner

			By:		/s/ Brian R. Stebbins
Brian R. Stebbins
Managing Member

	By:	SOUTHLAKE VENTURE WEST, L.P., a Texas limited partnership, Its Authorized Joint Venturer

		By:	RIALTO SOUTHLAKE WEST L.P., a Texas limited partnership, Its Authorized General Partner

			By:	CS SOUTHLAKE, LLC, a Texas limited liability company, Its Authorized General Partner

				By:	/s/ Brian R. Stebbins
Brian R. Stebbins
Managing Member

Date of Signature:

SL CENTRAL VENTURE II, L.P.,
a Texas limited partnership

By:	SL CENTRAL VENTURE, LLC, a Texas limited liability company Its Authorized General Partner

	By:	SOUTHLAKE CENTRAL VENTURE, a Texas joint venture, Its Authorized Managing Member

		By.	SOUTHLAKE VENTURE EAST, L.P., a Texas limited partnership, Its Authorized Joint Venturer

			By:	RIALTO SOUTHLAKE EAST, L.P., a Texas limited partnership, Its Authorized General Partner

				By:	CS SOUTHLAKE, LLC, a Texas limited liability company Its Authorized General Partner

					By:	/s/ Brian R. Stebbins
Brian R. Stebbins
Its Authorized Managing Member

		By:	SOUTHLAKE VENTURE WEST, L.P., a Texas limited partnership, Its Authorized Joint Venturer

			By:	RIALTO SOUTHLAKE WEST, L.P., a Texas limited partnership, Its Authorized General Partner

				By:	CS SOUTHLAKE, LLC, a Texas limited liability company, Its Authorized General Partner

					By:	/s/ Brian R. Stebbins
Brian R. Stebbins
Its Authorized Managing Member

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
	Name:	G. Joseph Cosenza
	Title:	President

Exhibit A – Form of Special Warranty Deed
Exhibit B-1 – Description, of the SLVE Property
Exhibit B-2 – Description of the SLVW Property
Exhibit B-2(a) – Description of Building 3C
Exhibit B-3 – Description of the SLVWII Property
Exhibit B-4 – Description of the SLCV Property
Exhibit B-5 – Description of the SLCVII Property
Exhibit C – Purchase Price Allocation

Exhibit D – Stages of Inspection Period

Exhibit E – Free Rent Credit

Exhibit F-l – Master Lease Escrow and Earn-Out
Exhibit F-2 – Vacancy Escrow and Earn-Out

Exhibit G – Form of Tenant Estoppel Certificate
Exhibit G-1 – Major Tenants
Exhibit H – Form of Audit Response Letter
Exhibit I – Description of Property subject to the Grand Avenue Contract
Exhibit J – Description of Property subject to the Ground Leases
Disclosure Schedule